ADDENDUM TO
                         PROMISSORY NOTE

The Promissory Note dated June 2002 executed by Unico, Inc., and Silver Bell Mining Company ("Makers"), in which Makers promised to pay the principal sum of $200,000.00 plus accrued interest to the order of J. Bruce Hirschberg, is hereby amended as follows:

     "Makers or J. Bruce Hirschberg shall have the right to convert, at their option, all or a portion of this promissory note into common stock of Unico, Inc. at a discount of 80% of the closing bid price of the common stock on the date of conversion. In the event of liquidation, either voluntary or otherwise, of Unico, Inc., the Promissory Note shall be immediately converted into common stock of Unico based upon the conversion rate hereinabove stated."


Agreed this 29th day of June, 2004.

MAKERS:

UNICO, INC.                                 SILVER BELL MINING COMPANY, INC.


/s/ Ray C. Brown                            /s/ Dan Proctor
_____________________________________       _______________________________
Ray C. Brown, Chief Executive Officer       Dan Proctor, President


PAYEE:

J. BRUCE HIRSCHBERG

/s/ J. Bruce Hirschberg
_____________________________________
J. Bruce Hirschberg